Exhibit 99

Sypris Reports First Quarter Results

Revenue Up 23%; Orders Rise 74%; Backlog Up 121%

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 16, 2023--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its first quarter ended April 2, 2023.

HIGHLIGHTS

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  Revenue for the first quarter increased 23.4% year-over-year, driven by double digit expansion of shipments at both segments.
  Orders for the period rose 73.6% from the prior-year period, while backlog increased 121.0%, reflecting positive demand from customers across both segments of the business.
  Revenue for Sypris Electronics expanded 42.0% year-over-year, driven by increased sales to customers serving the communications markets and improved material availability compared to the prior-year period.
  Orders for Sypris Electronics increased 91.4% during the period, driving firm backlog up to over $131.6 million, representing a $73.1 million or 125.0% increase over the prior-year period and an 11.0% increase from year end.
  Revenue for Sypris Technologies increased 13.7% year-over-year reflecting positive growth across the energy, commercial vehicle and recreational vehicle markets.
  Orders for Sypris Technologies energy products increased 25.7% during the first quarter compared to the same period in 2022, pushing backlog up 61.0% over the prior-year period and 19.6% from year end.
  During the quarter, Sypris Electronics announced that it had received an award to produce and test electronic interface modules for a U.S. Department of Defense missile weapons system as part of an ongoing modernization program. Production is expected to begin in 2023.
  Subsequent to quarter end, Sypris Electronics announced that it received additional releases under a multi-year production contract to produce and test power supply modules for a large, mission-critical U.S. Navy electronic warfare program, with deliveries to begin in 2023. The upgrade will provide the capability to jam incoming missiles that threaten a warship, cue decoys, and adapt quickly to evolving threats.
  During the quarter, Sypris Technologies announced that it had entered into an amendment to its existing supply agreement with Detroit Diesel Corporation, a subsidiary of Daimler Truck North America, to produce a new series of part numbers for driveline components for use in Detroit® Diesel-branded drive axles. The components to be produced by Sypris will be essential to the performance of the drive axles of Freightliner’s heavy-duty trucks. Production is expected to begin in 2023.
  Subsequent to quarter end, Sypris Technologies announced that it was awarded a new program to supply drivetrain components for use in the production of a new model of side-by-side utility-terrain vehicles, with production expected to begin in 2024.
  The Company updated its full-year outlook for 2023, maintaining the expected increase in revenue at 25%-30% year-over-year while adjusting the gross margin guidance to a 150-200 basis point increase, with unfavorable foreign currency exchange rates impacting margins in the near term. Cash flow from operations is expected to remain strong, reflecting increased year-over-year profitability.

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“We were pleased with our first quarter performance, as both operating segments reported significant growth in revenue and orders. Our teammates have done an excellent job navigating inflationary pressures, supply chain challenges, customer demand volatility and currency fluctuations to position the business for further growth and increased profitability during the remainder of 2023,” commented Jeffrey T. Gill, President and Chief Executive Officer.

“Backlog for Sypris Electronics continued to increase on both a year-over-year and on a sequential basis, resulting in our largest book of business in over a decade. The record $131.6 million backlog is expected to support revenue growth, with deliveries now scheduled well into 2025. Customer funding has already been secured for a portion of these key programs, which enables us to lock in multi-year component purchases and help mitigate potential future supply chain issues.

“Demand from Sypris Technologies customers serving the automotive, commercial vehicle, sport utility and off-highway markets has remained relatively stable, with new product line shipments offsetting headwinds for automotive and commercial vehicle components as our customers adjust inventory levels to align with OEM build schedules. While we continue to experience some volatility within this market, current forecasts are predicting a slight increase in the North American Class 8 truck market production for 2023.

“We continue to invest in new equipment, maintain or upgrade existing assets, and drive continuous improvement initiatives to add capacity and support more cost-efficient operations in the future. The successful extension of long-term contracts with two of our key Sypris Technologies’ customers in 2022 and new awards in 2023 support our revenue base and provide opportunities to expand these relationships in the coming years.

“Shipment of Sypris Technologies energy products increased 27.0% year-over-year, while orders during the quarter increased 25.7%. With open quotes outstanding on several large projects both domestically and internationally, additional opportunities for growth may exist with these projects and other projects in support of elevated domestic natural gas production and rising domestic oil production. We are also actively pursuing applications for our products in adjacent markets to further diversify our industry and customer portfolios.”

First Quarter Results

The Company reported revenue of $32.3 million for the first quarter of 2023, compared to $26.2 million for the prior-year comparable period. Additionally, the Company reported a net loss of $0.2 million, or $0.01 per share, as compared to net income of $0.2 million, or $0.01 per diluted share, for the prior-year period.

Sypris Technologies

Revenue for Sypris Technologies was $19.5 million in the first quarter of 2023 compared to $17.2 million for the prior-year period, reflecting the strength of the commercial vehicle market and increased energy-related product sales. Gross profit for the first quarter of 2023 was $2.6 million, or 13.5% of revenue, compared to $3.1 million, or 18.3% of revenue, for the same period in 2022. Gross profit for the first quarter of 2023 was negatively impacted by foreign currency exchange rates for our Mexican subsidiary, resulting in a decrease of $0.4 million. Additionally, gross profit was negatively impacted by an unfavorable mix for our energy product sales and higher material prices passed through to our customers without additional markup.

Sypris Electronics

Revenue for Sypris Electronics was $12.8 million in the first quarter of 2023 compared to $9.0 million for the prior-year period. Increased shipments for a communications program contributed to the growth over the prior-year comparable period. Additionally, material availability improved compared to the prior-year period, which supported the increase in sales. Gross profit for the first quarter of 2023 was $1.5 million, or 11.9% of revenue, compared to $1.4 million, or 15.3% of revenue, for the same period in 2022 due to higher volumes offset by an unfavorable mix.

Outlook

Commenting on the future, Mr. Gill added, “Demand remains strong from customers serving the automotive, commercial vehicle and sport utility markets, with Class 8 production expected to increase slightly above 2022 levels driven by solid order backlogs within the industry. Similarly, demand from customers in the defense and communications sector remains robust, while the outlook for the energy market continues to move in the right direction.

“With a strong backlog, new program wins and long-term contract extensions in place, we are confident that 2023 has the potential to be very positive for Sypris. As a result, we are pleased to confirm our revenue outlook for 2023, which includes a 25-30% growth in the top line. While unfavorable foreign currency exchange rates are anticipated to impact margins for the full year, we anticipate a 150-200 basis point expansion in gross margin and continued strength in cash flow from operations on a year-over-year basis supported by strong earnings growth.”

Webcast and Conference Call Information

Sypris Solutions will host a listen only conference call to discuss the Company's financial results today, May 16, 2023, at 9:00 a.m. (Eastern Time). To listen to the call, participants should dial (833) 316-0560 approximately 10 minutes prior to the start of the call (ask to be joined into the Sypris Solutions, Inc. call).

The live broadcast of Sypris’ quarterly conference call will also be available online at www.sypris.com on May 16, 2023, beginning at 9:00 a.m. (Eastern Time). The online replay will be available at approximately 11:00 a.m. (Eastern Time) and continue for 30 days. Related presentation materials will be posted to the “Investor Information” section of the Company’s website at www.sypris.com, located under the sub-heading “Upcoming Events,” prior to the call.

About Sypris Solutions

Sypris Solutions is a diversified manufacturing and engineering services company serving the defense, transportation, communications, and energy industries. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; risks of foreign operations, including foreign currency exchange rate risk exposure, which could impact our operating results; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; volatility of our customers’ forecasts and our contractual obligations to meet current scheduling demands and production levels, which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; significant delays or reductions due to a prolonged continuing resolution or U.S. government shut down reducing the spending on products and services that Sypris Electronics provides; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; the termination or non-renewal of existing contracts by customers; the costs and supply of insurance on acceptable terms and with adequate coverage; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; the impact of COVID-19 and economic conditions on our future operations; possible public policy response to the pandemic, including U. S or foreign government legislation or restrictions that may impact our operations or supply chain; our failure to successfully win new business or develop new or improved products or new markets for our products; war, geopolitical conflict, terrorism, or political uncertainty, including disruptions resulting from the Russia-Ukraine war arising out of international sanctions, foreign currency fluctuations and other economic impacts; our reliance on a few key customers, third party vendors and sub-suppliers; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability, warranty or environmental claims; failure to adequately insure or to identify product liability, environmental or other insurable risks; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; the costs of compliance with our auditing, regulatory or contractual obligations; labor relations; strikes; union negotiations; costs associated with environmental claims relating to properties previously owned; pension valuation, health care or other benefit costs; our inability to patent or otherwise protect our inventions or other intellectual property rights from potential competitors or fully exploit such rights which could materially affect our ability to compete in our chosen markets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; cyber security threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risks related to owning our common stock, including increased volatility; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	April 2,	April 3,
	2023	2022
	(Unaudited)
Revenue	$32,292	$26,166
Net (loss) income	$(175)	$237
(Loss) income per common share:
Basic	$(0.01)	$0.01
Diluted	(0.01)	0.01
Weighted average shares outstanding:
Basic	21,796	21,681
Diluted	21,796	22,675

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended
	April 2,	April 3,
	2023	2022
	(Unaudited)
Net revenue:
Sypris Technologies	$19,500	$17,155
Sypris Electronics	12,792	9,011
Total net revenue	32,292	26,166
Cost of sales:
Sypris Technologies	16,861	14,023
Sypris Electronics	11,270	7,634
Total cost of sales	28,131	21,657
Gross profit:
Sypris Technologies	2,639	3,132
Sypris Electronics	1,522	1,377
Total gross profit	4,161	4,509
Selling, general and administrative	3,745	3,389
Operating income	416	1,120
Interest expense, net	226	248
Other expense, net	71	169
Income before taxes	119	703
Income tax expense, net	294	466
Net (loss) income	$(175)	$237
(Loss) income per common share:
Basic	$(0.01)	$0.01
Diluted	$(0.01)	$0.01
Dividends declared per common share	$-	$-
Weighted average shares outstanding:
Basic	21,796	21,681
Diluted	21,796	22,675

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	April 2,	December 31,
	2023	2022
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$19,481	$21,648
Accounts receivable, net	10,720	8,064
Inventory, net	52,489	42,133
Other current assets	8,384	8,133
Total current assets	91,074	79,978
Property, plant and equipment, net	16,772	15,532
Operating lease right-of-use assets	4,072	4,251
Other assets	4,524	4,383
Total assets	$116,442	$104,144
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,816	$17,638
Accrued liabilities	35,348	33,316
Operating lease liabilities, current portion	1,196	1,168
Finance lease obligations, current portion	1,169	1,102
Equipment financing obligations, current portion	400	398
Note payable - related party, current portion	4,500	2,500
Total current liabilities	63,429	56,122

Operating lease liabilities, net of current portion	3,398	3,710
Finance lease obligations, net of current portion	2,410	2,536
Equipment financing obligations, net of current portion	1,430	738
Note payable - related party, net of current portion	1,991	3,989
Other liabilities	22,795	17,474
Total liabilities	95,453	84,569
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 22,395,862 shares issued and 22,395,843 outstanding in 2023 and 22,175,664 shares issued and 22,175,645 outstanding in 2022	224	221
Additional paid-in capital	155,748	155,535
Accumulated deficit	(115,511)	(115,336)
Accumulated other comprehensive loss	(19,472)	(20,845)
Treasury stock, 19 in 2022 and 2021, respectively	-	-
Total stockholders’ equity	20,989	19,575
Total liabilities and stockholders’ equity	$116,442	$104,144

Note: The balance sheet at December 31, 2022, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Three Months Ended
	April 2,	April 3,
	2023	2022
	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(175)	$237
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	774	763
Deferred income taxes	(136)	247
Non-cash compensation expense	263	176
Deferred loan costs recognized	2	2
Net loss on the sale of assets	-	10
Provision for excess and obsolete inventory	(87)	64
Non-cash lease expense	179	186
Other noncash items	33	12
Contributions to pension plans	(10)	(22)
Changes in operating assets and liabilities:
Accounts receivable	(2,691)	(4,741)
Inventory	(9,942)	(1,166)
Prepaid expenses and other assets	154	653
Accounts payable	3,118	1,403
Accrued and other liabilities	7,277	(1,077)
Net cash used in operating activities	(1,241)	(3,253)
Cash flows from investing activities:
Capital expenditures	(708)	(901)
Net cash used in investing activities	(708)	(901)
Cash flows from financing activities:
Proceeds from equipment financing obligation	210	-
Principal payments on finance lease obligations	(271)	(238)
Principal payments on equipment financing obligations	(95)	(82)
Indirect repurchase of shares for minimum statutory tax withholdings	(48)	(17)
Net cash used in financing activities	(204)	(337)
Effect of exchange rate changes on cash balances	(14)	390
Net decrease in cash and cash equivalents	(2,167)	(4,101)
Cash and cash equivalents at beginning of period	21,648	11,620
Cash and cash equivalents at end of period	$19,481	$7,519

Contacts

Richard L. Davis
Chief Financial Officer
(502) 329-2000